Exhibit 10.3

MCEWEN MINING INC.

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the “Agreement”) is entered into effective <> (the “Date of Grant”) between McEwen Mining Inc., a Colorado corporation (the “Corporation”), and <> (the “Optionee”).

WITNESSETH:

WHEREAS, on <>, the Board of Directors determined, subject to satisfaction of certain conditions, that the Optionee should receive an option to purchase shares of the Corporation’s  common stock under the Corporation’s  Amended and Restated Equity Incentive Plan (the “Plan”)  in order to provide the Optionee with an opportunity for investment in the Corporation and additional incentive to pursue the success of the Corporation, said option to be for the number of shares, at the price per share and on the terms set forth in this Agreement; and

WHEREAS, the conditions to issuance of the options was satisfied and the options were priced based on the Corporation’s closing price on the New York Stock Exchange on <>; and

WHEREAS, Optionee desires to receive an option on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties agree as follows:

1.          Grant of Option.    The Corporation hereby grants to Optionee, as a matter of separate agreement and not in lieu of salary or any other compensation for service, the right and option (the “Option”) to purchase all or any part of an aggregate of <> shares of reserved, authorized and unissued common stock of the Corporation,  no par value per share (the “Option Shares”) pursuant to the terms and conditions set forth in this Agreement.  The Option is granted pursuant to the terms and conditions of the Plan, a copy of which has been provided to Optionee, and shall be subject to all of those terms and conditions.

2.          Option Price.  At any time when shares are to be purchased pursuant to the Option, the purchase price for each Option Share shall be US$<> (the “Option Price”), subject to adjustment as set forth in the Plan.

3.          Option Period.

(a)         The Option period shall commence as of the vesting date set forth in Paragraph 4 and shall terminate on <> unless terminated earlier as provided in this Agreement.

(b)         If an Optionee, for any reason other than the Optionee’s death or termination for cause, ceases to be employed by or a director of the Corporation or a related corporation, any Option held by the Optionee at the time Optionee ceases to be an employee may be exercised within three months after the date of such cessation, but only to the extent that the Option was exercisable according to its terms on the date of such cessation.  After such three month period, any unexercised portion of an Option shall expire.

(c)         If the employment of the Optionee is terminated for cause, the right to exercise the Option shall terminate immediately.

(d)         If the Optionee dies during the option period while still performing services for the Corporation or within the three-month period described in (b) above, the Option may be exercised by those entitled to do so under the Optionee’s will of by the laws of descent and distribution within one year following the date of death (provided that the exercise must occur within the option period and only as to those shares as to which the Option had become exercisable at the date of death), but not thereafter.

4.          Exercise of Option.

(a)         The Option may be exercised, under vesting conditions specified herein, with one-third of the Option Shares exercisable on or after the first anniversary of the Date of Grant, an additional one-third of the Option Shares exercisable on or after the second anniversary of the Date of Grant, and the remaining Option Shares being exercisable on or after the third anniversary of the Date of Grant, provided that the Optionee has been continuously employed by the Company or a related company up to and including each vesting date.

(b)         The Option may be exercised by delivering to the Corporation:

(i)         A Notice and Agreement of Exercise of Option, substantially in the form attached hereto as Exhibit “A”, specifying the number of Option Shares with respect to which the Option is exercised;  and

(ii)        Full payment of the Option Price for such shares, and for employees, any applicable withholding or similar taxes, in such manner as provided in the Plan.

(c)         Notwithstanding the foregoing, the Option may not be exercised in part unless the Exercise Price is at least $1,000.00.

(d)         Within a reasonable time following receipt by the Corporation of the Notice of Agreement and Exercise and full payment of the Exercise Price by the Optionee (including payment or provision for payment of any applicable withholding or other tax), the Corporation shall deliver to the Optionee a properly executed certificate or certificates representing the Option Shares being purchased.

5.          Securities Laws Requirements.

(a)         No Option Shares shall be issued unless and until, in the opinion of the Corporation, any applicable registration requirements of the Securities Act of 1933, as amended (the “Act”), any applicable listing requirements of any securities exchange on which stock of the same class is listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery have been fully complied with.

(b)         Optionee understands that the Corporation is under no obligation to register the Option Shares under the Act and that in the absence of any such registration, the Option Shares cannot be sold unless they are sold pursuant to an exemption from registration under the Act.  The Optionee understands that in the absence of registration, the certificates representing any unregistered Option Shares issued to the Optionee shall bear a legend restricting the underlying shares from transfer in accordance with the Act and the Corporation may refuse to transfer the shares unless it is satisfied that the requirements of the Act have been satisfied.

(c)         The Corporation is under no obligation to comply, or to assist the Optionee in complying with, any exemption from such registration requirements, including supplying the Optionee with any information necessary to permit routine sales of the Stock under Rule 144 of the Act.  Optionee also understands that with respect to Rule 144, routine sales of securities made in reliance upon such Rule can sometimes only be made in limited amounts in accordance with the terms and conditions of the Rule, and that in cases in which the Rule is inapplicable, compliance with either Regulation A or another exemption under the Act will be required.  Thus, the Option Shares will have to be held indefinitely in the absence of registration under the Act or an exemption from registration.

(d)         Pursuant to the terms of the Notice of Agreement of Exercise that shall be delivered to the Corporation upon each exercise of the Option, the Optionee shall acknowledge, represent, warrant and agree as follows:

(i)         Unless the underlying shares have been registered under the Act, all Option Shares shall be acquired solely for the account of the Optionee for investment purposes only and with no view to their resale or other distribution of any kind;

(ii)         No Option Share shall be sold or otherwise distributed in violation of the Act or any other applicable federal or state securities laws; and

(iii)        If the Optionee is subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Optionee shall:

(A)Be aware that the actual accrual of any right under the Option to purchase Option Shares is an event that requires reporting on Forms 3, 4 or 5 under Section 16(a) of the Exchange Act;

(B)Consult with counsel for Optionee regarding the application of Section 16(b) of the Exchange Act prior to any exercise of the Option, and prior to any sale of the Company’s Common Stock; and

(C)Timely file all reports required under the federal securities laws.

6.          Transferability of Option.  The Option shall not be transferable except by will or the laws of descent and distribution, and any attempt to do so shall void the Option.

7.          Privilege of Ownership.    Optionee shall not have any of the rights of a shareholder with respect to the Option Shares except to the extent that one or more certificates for such shares shall be delivered to him upon exercise of the Option.

8.          Notices.    Any notices required or permitted to be given under this Agreement shall be in writing and they shall be deemed to be given upon receipt by sender of sender’s return receipt for acknowledgement of delivery of said notice by (i) Facsimile, or (ii) postage prepaid registered mail.  Such notice shall be addressed to the party to be notified as shown below:

Corporation:      McEwen Mining Inc.

150 King Street West, Suite 2800

Toronto, Ontario M5H 1J9

Fax: (647) 258-0408

Optionee:          At the address listed below his name on the last page of this Agreement.

Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

9.          General Provisions.    This instrument: (a) together with the Plan, contains the entire agreement among the parties, (b) may not be amended nor may any rights hereunder be waived except by an instrument in writing signed by the parties sought to be charged with such amendment or waiver, (c) shall be constructed in accordance with, and governed by, the laws of the State of Colorado, (d) shall be binding upon and shall inure to the benefit of the parties and their respective personal representatives and assigns, except as above set forth.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the date and year first above written.

MCEWEN MINING INC.

By:
Carmen Diges
General Counsel

By:
Nathan Stubina
Managing Director

OPTIONEE:

By:
Name: <>
Address:

EXHIBIT “A”

TO MCEWEN MINING INC. STOCK OPTION AGREEMENT

NOTICE AND AGREEMENT OF EXERCISE OF OPTION

I hereby exercise my Stock Option granted pursuant to that Stock Option Agreement dated <> (the “Agreement”) as to ___________ shares of common stock of McEwen Mining Inc. (the “Option Shares”).

Enclosed are the documents and payment specified in Paragraph 4 of the Agreement.

I understand that no Option Shares will be issued unless and until, in the opinion of McEwen Mining Inc. (the “Corporation”), any applicable registration requirements of the Securities Act of 1933, as amended (the “Act”), and any applicable listing requirements of any securities exchange on which stock of the same class is then listed, and any other requirements of law or any regulatory bodies having jurisdiction over such issuance and delivery, shall have been fully complied with.  I hereby acknowledge, represent, warrant and agree, to and with the Corporation as follows:

(a)Unless the shares have been registered, the Option Shares I am purchasing are being acquired for my own account for investment purposes only and with no view to their resale or other distribution of any kind, and no other person (except, if I am married, my spouse) will own any interest therein.

(b)I will not sell or dispose of my Option Shares in violation of the Act or any other applicable federal or state securities laws.

(c)If and so long as I am subject to reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), I agree to make any required filings with the SEC in connection with the exercise of the option.

(d)I have consulted with counsel regarding the application of Section 16(b) to this exercise of my option.

(e)I will consult with counsel before I make any sale of the Corporation’s  common stock, including the Option Shares.

(f)I agree that the Company may, without liability for its good faith actions, place legend restrictions upon my Option Shares and issue “stop transfer” instructions requiring compliance with applicable securities laws and the terms of the Agreement.

The number of Option Shares specified above are to be issued in the following registration:

(Date)

(Print Full Name)	(Signature)

(Address)

1